POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Mediscience Technology Corp. hereby severally constitute and appoint Peter Katevatis, our true and lawful attorney, with full power to sign for us and in our names in the capacities indicated below, any amendments to this report on form 10-KSB, and generally to do all things in our names and on our behalf in such capacities to enable Mediscience Technology Corp. to comply with the provisions of the Securities Exchange Act of 1934, as amended, and all the requirements of the Securities and Exchange Commission.

Pursuant to the requirements of section 13 or 15(d) of the Securities and Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Signature                                            Title
Date
-----------------------

/s/ Peter Katevatis                  Chairman of the Board, Principle Officer
-----------------------                  and Financial Officer
Peter Katevatis, Esq.
June 19, 2000


/s/ William Armstrong
-----------------------
William Armstrong                                  Director
June 19, 2000


/s/ Mathew J. Culligan
-----------------------
Mathew J. Culligan                                 Director
June 19, 2000


/s/ John M. Kennedy
-----------------------
John M. Kennedy                                    Director
June 19, 2000


/s/ Michael N. Kouvatas
-----------------------
Michael N. Kouvatas, Esq.                          Director
June 19, 2000


/s/ John P, Matheu
-----------------------
John P.Matheu                                      Director
June 19, 2000